Exhibit 23.3

Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

July 6, 2020

Ladies and Gentlemen:

We hereby consent to the reference to our name by Vasta Platform Limited (the “Company”) under the headings “Legal Matters” and “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the registration statement on Form F-1 of the Company, and any amendments thereto.

Very truly yours,

By:	/s/ Vanessa Fiuza
Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados